UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016

OMNICOM GROUP INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)          Omnicom Group Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 24, 2016 in Ft. Lauderdale, Florida. At the Annual Meeting, the Company’s shareholders elected 12 individuals to the Board of Directors, approved Proposals 2 and 3 and rejected Proposals 4 and 5. The proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2016 (the “Proxy Statement”).

(b)          Proposal 1

The Company’s shareholders elected 12 individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John D. Wren	195,277,426	1,529,428	2,964,735	12,426,611
Bruce Crawford	194,106,529	1,978,707	3,686,353	12,426,611
Alan R. Batkin	195,664,273	1,664,982	2,442,335	12,426,611
Mary C. Choksi	196,350,803	1,446,692	1,974,094	12,426,611
Robert Charles Clark	193,668,532	2,401,695	3,701,363	12,426,611
Leonard S. Coleman, Jr.	193,143,444	2,658,430	3,969,716	12,426,611
Susan S. Denison	193,299,444	2,525,134	3,947,011	12,426,611
Michael A. Henning	194,607,160	1,613,890	3,550,540	12,426,611
Deborah J. Kissire	198,178,036	1,431,581	161,973	12,426,611
John R. Murphy	194,096,687	1,744,653	3,930,250	12,426,611
John R. Purcell	150,850,997	2,841,600	46,078,496	12,427,108
Linda Johnson Rice	193,402,641	2,587,412	3,781,536	12,426,611

Proposal 2

The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent auditors for the 2016 fiscal year.

Votes For	Votes Against	Abstentions
210,896,155	1,125,555	176,491

Proposal 3

The Company’s shareholders approved an advisory resolution on the compensation of the Company’s named executive officers as reported in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
178,733,157	20,659,478	378,608	12,426,958

Proposal 4

The Company’s shareholders rejected a shareholder proposal requiring annual disclosure of EEO-1 data.

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,369,777	134,460,676	9,940,789	12,426,958

Proposal 5

The Company’s shareholders rejected a shareholder proposal requiring an independent board chairman.

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,022,635	127,424,932	323,872	12,426,761

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: May 26, 2016
	By:	/s/ Michael J. O’Brien

	Name:	Michael J. O’Brien
	Title:	Senior Vice President, General Counsel and Secretary